                          FUND PARTICIPATION AGREEMENT

       THIS AGREEMENT made as of the 11th day of May, 1998, by and between BT Insurance Funds Trust ("TRUST"), a Massachusetts business trust, Bankers Trust Company ("ADVISER"), a New York banking corporation, and The Lincoln National Life Insurance Company ("LIFE COMPANY"), a life insurance company organized under the laws of the State of Indiana.

       WHEREAS, TRUST is registered with the Securities and Exchange Commission ("SEC") under the Investment Company Act of 1940, as amended (the ... 40 Act"), as an open-end, diversified management investment company; and

       WHEREAS, TRUST is comprised of several series funds (each a "Portfolio"), with those Portfolios currently available being listed on Appendix A hereto; and

       WHEREAS, TRUST was organized to act as the funding vehicle for certain variable life insurance and/or variable annuity contracts ("Variable Contracts") offered by life insurance companies through separate accounts ("Separate Accounts") of such life insurance companies ("Participating Insurance Companies"); and

       WHEREAS, TRUST may also offer its shares to certain qualified pension and retirement plans ("Qualified Plans"); and

       WHEREAS, TRUST has received an order from the SEC, granting Participating Insurance Companies and their separate accounts exemptions from the provisions of Sections 9(a), 13(a), 15(a) and 15(b) of the '40 Act, and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Portfolios of the TRUST to be sold to and held by Variable Contract Separate Accounts of both affiliated and unaffiliated Participating Insurance Companies and Qualified Plans ("Exemptive Order"); and

       WHEREAS, LIFE COMPANY has established or will establish one or more Separate Accounts to offer Variable Contracts and is desirous of having TRUST as one of the underlying funding vehicles for such Variable Contracts; and

       WHEREAS, ADVISER is a "bank" as defined in the Investment Advisers Act of 1940, as amended (the "Advisers Act") and as such is excluded from the definition of "Investment Adviser" and is not required to register as an investment adviser pursuant to the Advisers Act; and

       WHEREAS, ADVISER serves as the TRUST's investment adviser; and

       WHEREAS, to the extent permitted by applicable insurance laws and regulations, LIFE COMPANY intends to purchase shares of TRUST to fund the aforementioned Variable Contracts and TRUST is authorized to sell such shares to LIFE COMPANY at such shares' net asset value;

       NOW, THEREFORE, in consideration of their mutual promises, LIFE COMPANY, TRUST, and ADVISER agree as follows:

                         Article 1. SALE OF TRUST SHARES

       1.1 TRUST agrees to make available to the Separate Accounts of LIFE COMPANY shares of the selected Portfolios as listed on Appendix B for investment of purchase payments of Variable Contracts allocated to the designated Separate Accounts as provided in TRUST's Registration Statement.

       1.2 TRUST agrees to sell to LIFE COMPANY those shares of the selected Portfolios of TRUST which LIFE COMPANY orders, executing such orders on a daily basis at the net asset value next computed after receipt by TRUST or its designee of the order for the shares of TRUST. For purposes of this Section 1.2, LIFE COMPANY shall be the designee of TRUST for receipt of such orders from the designated Separate Account and receipt by such designee shall constitute receipt by TRUST; provided that LIFE COMPANY receives the order by 4:00 p.m. New York time and TRUST receives notice from LIFE COMPANY by telephone or facsimile (or by such other means as TRUST and LIFE COMPANY may agree in writing) of such order by 9:00 a.m. New York time on the next Business Day. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which TRUST calculates its net asset value pursuant to the rules of the SEC.

       1.3 TRUST agrees to redeem on LIFE COMPANY's request, any -full or fractional shares of TRUST held by LIFE COMPANY, executing such requests on a daily basis at the net asset value next computed after receipt by TRUST or its designee of the request for redemption, in accordance with the provisions of this Agreement and TRUST's Registration Statement (in the event of a conflict between the provisions of this Agreement and the Trust's Registration Statement, the provisions of the Registration Statement shall govern.) For purposes of this
Section 1.3, LIFE COMPANY shall be the designee of TRUST for receipt of requests for redemption from the designated Separate Account and receipt by such designee shall constitute receipt by TRUST; provided that LIFE COMPANY receives the request for redemption by 4:00 p.m. New York time and TRUST receives notice from LIFE COMPANY by telephone or facsimile (or by such other means as TRUST and LIFE COMPANY may agree in writing) of such request for redemption by 9:00 a.m. New York time on the next Business Day.

       1.4 TRUST shall furnish, on or before each ex-dividend date, notice to LIFE COMPANY of any income dividends or capital gain distributions payable on the shares of any Portfolio of TRUST. LIFE COMPANY hereby elects to receive all such income dividends and capital gain distributions as are payable on a Portfolio's shares in additional shares of the Portfolio. LIFE COMPANY reserves the right to change such election. TRUST shall notify LIFE COMPANY or its designee of the number of shares so issued as payment of such dividends and distributions.

       1.5 TRUST shall make the net asset value per share for the selected Portfolio(s) available to LIFE COMPANY on a daily basis as soon as reasonably practicable after the net asset value per share is calculated but shall use its best efforts to make such net asset value available by 6:30 p.m. New York time. If TRUST provides LIFE COMPANY with materially incorrect share net asset value information through no fault of LIFE COMPANY, LIFE COMPANY on behalf of the Separate Accounts, shall be entitled to an adjustment to the number of shares purchased or redeemed on each day for which such incorrect information was provided to reflect the correct share net asset value. Any material error in the calculation of net asset value per share, dividend or capital gain information shall be reported promptly upon discovery to LIFE COMPANY.

       1.6 At the end of each Business Day, LIFE COMPANY shall use the information described in Section 1.5 to calculate Separate Account unit values for the day. Using these unit values, LIFE COMPANY shall process each such Business Day's Separate Account transactions based on requests and premiums received by it by the close of trading on the floor of the New York Stock Exchange (currently 4:00 p.m. New York time) to determine the net dollar amount of TRUST shares which shall be purchased or redeemed at that day's closing net asset value per share. The net purchase or redemption orders so determined shall be transmitted to TRUST by LIFE COMPANY by 9:00 a.m. New York Time on the Business Day next following LIFE COMPANY's receipt of such requests and premiums in accordance with the terms of Sections 1.2 and 1.3 hereof.

       1.7 If LIFE COMPANY's order requests the purchase of TRUST shares, LIFE COMPANY shall pay for such purchase by wiring federal funds to TRUST or its designated custodial account by 2:00 pm on the day the order is transmitted by LIFE COMPANY. If LIFE COMPANY's order requests a net redemption resulting in a payment of redemption proceeds to LIFE COMPANY, TRUST shall wire the redemption proceeds to LIFE COMPANY by 2:00 pm that day, unless doing so would require TRUST to dispose of Portfolio securities or otherwise incur additional costs. In any event, proceeds shall be wired to LIFE COMPANY within the time period permitted by the '40 Act or the rules, orders or regulations thereunder, and TRUST shall notify the person designated in writing by LIFE COMPANY as the recipient for such notice of such delay by 3:00 p.m. New York Time on the same Business Day that LIFE COMPANY transmits the redemption order to TRUST. If LIFE COMPANY's order requests the application of redemption proceeds from the redemption of shares to the purchase of shares of another Fund advised by ADVISER, TRUST shall so-apply such proceeds on the same Business Day that LIFE COMPANY transmits such order to TRUST.

       1.8 TRUST agrees that all shares of the Portfolios of TRUST will be sold only to Participating Insurance Companies which have agreed to participate in TRUST to fund their Separate Accounts and/or to Qualified Plans, all in accordance with the requirements of Section 817(h)(4) of the Internal Revenue Code of 1986, as amended ("Code") and Treasury Regulation 1.817-5. Shares of the TRUSTs Portfolios will not be sold directly to the general public.

       1.9 TRUST may refuse to sell shares of any Portfolio to any person, or suspend or terminate the offering of the shares of or liquidate any Portfolio of TRUST if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Board of Trustees of the TRUST (the "Board"), acting in good faith and in light of its duties under federal and any applicable state laws, deemed necessary, desirable or appropriate and in the best interests of the shareholders of such Portfolios.

       1. 10 Issuance and transfer of Portfolio shares will -be by book entry only. Stock certificates will not be issued to LIFE COMPANY or the Separate Accounts. Shares ordered from Portfolio will be recorded in appropriate book entry titles for the Separate Accounts.

Article II. REPRESENTATIONS AND WARRANTIES

       2.1 LIFE COMPANY represents and warrants that it is an insurance company duly organized and validly existing under the laws of Indiana and that it has legally and validly established each Separate Account as a segregated asset account under such laws, and that LIFE COMPANY, the principal underwriter for the Variable Contracts, is registered as a broker-dealer under. the Securities Exchange Act of 1934 (the ... 34 Act").

       2.2 LIFE COMPANY represents and warrants that it has registered or, prior to any issuance or sale of the Variable Contracts, will register each Separate Account as a unit investment trust ("UIT") in accordance with the provisions of the '40 Act and cause each Separate Account to remain so registered to serve as a segregated asset account for the Variable Contracts, unless an exemption from registration is available.

       2.3 LIFE COMPANY represents and warrants that the Variable Contracts will be registered under the Securities Act of 1933 (the "'33 Act") unless an exemption from registration is available prior to any issuance or sale of the Variable Contracts, and that the Variable Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws (including all applicable blue sky laws and further that the sale of the variable contracts shall comply in all material respects with applicable state insurance law suitability requirements).

       2.4 LIFE COMPANY represents and warrants that the Variable Contracts are currently and at the time of issuance will be treated as life insurance policies, endowment or annuity contracts under applicable provisions of the Code, that it will maintain such treatment and that it will notify TRUST im mediately Upon having a reasonable basis for believing that the Variable Contracts have ceased to be so treated or that they might not be so treated in the future.

       2.5 TRUST represents and warrants that the Fund shares offered and sold pursuant to this Agreement will be registered under the '33 Act and sold in accordance with all applicable federal laws, and TRUST shall be registered under the '40 Act prior to and at the time of any issuance or sale of such shares. TRUST, subject to Section 1.9 above, shall amend its registration statement under the '33 Act and the '40 Act from time to time as required in order to effect the continuous offering of its shares. TRUST shall register and qualify its shares for sale in accorda n with the laws of the various states only if and to the extent deemed advisable by TRUST.

       2.6 TRUST and ADVISER each represents and warrants that each Portfolio will comply with the diversification requirements set forth in Section 817(h) of the Code, and the rules and regulations thereunder, including without limitation Treasury Regulation 1.817-5, and will notify LIFE COMPANY immediately upon having a reasonable basis for believing any Portfolio has ceased to comply and will immediately take all reasonable steps to adequately diversify the Portfolio to achieve compliance.

       2.7 TRUST represents and warrants that each Portfolio invested in by the Separate Account will be treated as a "regulated investment company" under Subchapter M of the Code, and will notify LIFE COMPANY immediately upon having a reasonable basis for believing it has ceased to so qualify or might not so qualify in the future.

       2.8 ADVISER represents and warrants that it shall perform its obligations hereunder in compliance in all material respects with all applicable state and federal laws.

       2.9 TRUST and ADVISER each represents and warrants that all officers, employees and agents of the TRUST having access to securities or funds of any Portfolio shall be covered by a blanket fidelity bond in such minimum amount as the SEC may prescribe under Section 17 (g) of the '40 act.

Article Ill. PROSPECTUS AND PROXY STATEMENTS

       3.1 TRUST shall prepare and be responsible for filing with the SEC and any state regulators requiring such filing all shareholder reports, notices, proxy materials (or similar materials such as voting instruction solicitation materials), prospectuses and statements of additional information of TRUST. TRUST shall bear the costs of registration and qualification of shares of the Portfolios, preparation and filing of the documents listed in this Section 3.1 and all taxes and filing fees to which an issuer is subject on the issuance and transfer of its shares.

       3.2 TRUST or its designee shall provide LIFE COMPANY, free of charge, with as many copies of the current prospectus (or prospectuses), statements of additional information, annual and semi-annual reports and proxy statements for the shares of the Portfolios as LIFE COMPANY may reasonably request for distribution to existing Variable Contract owners whose Variable Contracts are funded by such shares. TRUST or its designee shall provide LIFE COMPANY, at LIFE COMPANY's expense, with as many copies of the current prospectus (or prospectuses) for the shares as LIFE COMPANY may reasonably request for distribution to prospective purchasers of Variable Contracts. If requested by LIFE COMPANY, TRUST or its designee shall provide such documentation [including a "camera ready" copy of the current prospectus (or prospectuses) for the Portfolios used in THE LIFE COMPANY'S Variable Contracts as set in type or, at the request of LIFE COMPANY, as a diskette in the form sent to the financial printer] and other assistance as is reasonably necessary in order for the parties hereto once a year [or more frequently if the prospectus (or prospectuses), for such Portfolios for the shares is supplemented or amended] to have the prospectus for the Variable Contracts and the prospectus (or prospectuses) for the TRUST shares printed together in one document. The expenses of such printing will be apportioned between LIFE COMPANY and TRUST in proportion to the number of pages of the Variable Contract and TRUST prospectus, taking account of other relevant factors affecting the expense of printing, such as covers, columns, graphs and charts; TRUST shall bear the cost of printing the TRUST prospectus portion of such document for distribution only to owners of existing Variable Contracts funded by the' TRUST shares and LIFE COMPANY shall bear the expense of printing the portion of such documents relating to the Separate Account; provided, however, LIFE COMPANY shall bear all printing expenses of such combined documents where used for distribution to prospective purchasers or to owners of existing Variable Contracts not funded by the shares. In the event that LIFE COMPANY requests that TRUST or its designee provide TRUST's prospectus in a "camera ready" or diskette format, TRUST shall be responsible for providing the prospectus (or prospectuses) in the format in which it is accustomed to formatting prospectuses and shall bear the expense of providing the prospectus (or prospectuses) in such format (e.g. typesetting expenses), and LIFE COMPANY shall bear the expense of adjusting or changing the format to conform with any of its prospectuses.

       3.3 TRUST will provide LIFE COMPANY with at least one complete copy of all prospectuses, statements of additional information, proxy statements, exemptive applications and all amendments or supplements to any of the above that relate to the Portfolios and any other material constituting sales literature or advertising under NASD rules, the 40 Act or the 33 Act within 20 days of the date of such material and annual and semi-annual reports and any amendments or supplements thereto within 80 days of the date of such report or amendment or supplement thereto. LIFE COMPANY will provide TRUST with at least one complete copy of all prospectuses, statements of additional information, proxy statements, exemptive applications and all amendments or supplements to any of the above that relate to a Separate Account and its investment in Trust and any other material constituting sales literature or advertising under NASD rules, the 40 Act or the 33 Act within 20 days of the date of such material and annual and semi-annual reports and any amendments within 80 days of the date of such report or amendment or supplement thereto.

Article IV. SALES MATERIALS

       4.1 LIFE COMPANY will furnish, or will cause to be furnished, to TRUST and ADVISER, each piece of sales literature or other promotional material in which TRUST or ADVISER is named, at least ten (10) Business Days prior to its intended use. No such material will be used if TRUST or ADVISER objects to its use in writing within seven (7) Business Days after receipt of such material.

       4.2 TRUST and ADVISER will furnish, or will cause to be furnished, to LIFE COMPANY, each piece of sales literature or other promotional material in which LIFE COMPANY or its Separate Accounts are named, at least ten (10) Business Days prior to its intended use. No such material will be used if LIFE COMPANY objects to its use in writing within seven (7) Business Days after receipt of such material.

       4.3 TRUST and its affiliates and agents shall not give any information or make any representations on behalf of LIFE COMPANY or concerning LIFE COMPANY, the Separate Accounts, or the Variable Contracts issued by LIFE COMPANY, other than the information or representations contained in a registration statement or prospectus for such Variable Contracts, as such registration statement and prospectus may be amended or supplemented from time to time, or in reports of the Separate Accounts or reports prepared for distribution to owners of such Variable Contracts, or in sales literature or other promotional material approved by LIFE COMPANY or its designee, except with the written permission of LIFE COMPANY.

       4.4 LIFE COMPANY and its affiliates and agents shall not give any information or make any representations on behalf of TRUST or concerning TRUST other than the information or representations contained in a registration statement or prospectus for

TRUST, as such registration statement and prospectus may be amended or supplemented from time to time, or in sales literature or other promotional material approved by TRUST or its designee, except with the written permission of TRUST or ADVISER.

       4.5 For purposes of this Agreement, the phrase "sales literature or other promotional material" or words of similar import include, without limitation, advertisements (such as material published, or designed for use, in a newspaper, magazine or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures or other public media), sales literature (such as any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, or reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, registration statements, prospectuses, statements of additional information, shareholder reports and proxy materials, and any other material constituting sales literature or advertising under National Association of Securities Dealers, Inc. ("NASD") rules, the '40 Act, the '33 Act or rules thereunder.

Article V. POTENTIAL CONFLICTS

       5.1 The parties acknowledge that TRUST has received an order from the SEC granting relief from various provisions of the '40 Act and the rules thereunder to the extent necessary to permit TRUST shares to be sold to and held by Variable Contract separate accounts of both affiliated and unaffiliated Participating Insurance Companies and Qualified Plans. The Exemptive Order requires TRUST and each Participating Insurance Company to comply with conditions and undertakings substantially as provided in this Section 5. The TRUST will not enter into a participation agreement with any other Participating Insurance Company unless it imposes the same conditions and undertakings as are imposed on LIFE COMPANY hereby.

       5.2 The Board will monitor TRUST for the existence of any material irreconcilable conflict between the interests of Variable Contract owners of all separate accounts and with participants of Qualified Plans investing in TRUST. An irreconcilable material conflict may arise for a variety of reasons, which may include: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling or any similar action by insurance, tax or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of TRUST are being managed; (e) a difference in voting instructions given by Variable Contract owners; (f) a decision by a Participating Insurance Company to disregard the voting instructions of Variable Contract owners and (g) if applicable, a decision by a Qualified Plan to disregard the voting instructions of plan participants.

       5.3 LIFE COMPANY will report any potential or existing conflicts of which it becomes aware to the Board. LIFE COMPANY will be responsible for assisting the Board in carrying out its duties in this regard by providing the Board with all information reasonably necessary for the Board to consider any issues raised. The responsibility includes, but is not limited to, an obligation by the LIFE COMPANY to inform the Board whenever it has determined to disregard Variable Contract owner voting instructions. These responsibilities of LIFE COMPANY will be carried out with a view only to the interests of the Variable Contract owners.

       5.4 If a majority of the Board or majority of its disinterested Trustees, determines that a material irreconcilable conflict exists affecting LIFE COMPANY, LIFE COMPANY, at its expense and to the extent reasonably practicable (as determined by a majority of the Board's disinterested Trustees), will take any steps necessary to remedy or eliminate the irreconcilable material conflict, up to and including; (a) withdrawing the assets allocable to some or all of the Separate Accounts from TRUST or any Portfolio thereof and reinvesting those assets in a different investment medium, which may include another Portfolio of TRUST, or another investment company; (b) submitting the question as to whether such segregation should be implemented to a vote of all affected Variable Contract owners and as appropriate, segregating the assets of any appropriate group (i.e variable annuity, or variable life insurance Contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected Variable Contract owners the option of making such a change; and (c) establishing a new registered management investment company (or series thereof) or managed separate account. If a material irreconcilable conflict arises because of LIFE COMPANY's decision to disregard Variable Contract owner voting instructions, and that decision represents a minority position or would preclude a majority vote, LIFE COMPANY may be required, at the election of TRUST, to withdraw the Separate Account's investment in TRUST, and no charge or penalty will be imposed as a result of such withdrawal. The responsibility to take such remedial action shall be carried out with a view only to the interests of the Variable Contract owners.

       For the purposes of this Section 5.4, a majority of the disinterested members of the Board shall determine whether or not any proposed action adequately remedies any irreconcilable material conflict, but in no event will TRUST or ADVISER (or any other investment adviser of TRUST) be required to establish a new funding medium for any Variable Contract. Further, LIFE COMPANY shall not be required by this Section 5.4 to establish a new funding medium for any Variable Contracts [if any offer to do so has been declined by a vote of a majority of Variable Contract owners materially and adversely affected by the irreconcilable material conflict.]

       5.5 The Board's determination of the existence of an irreconcilable material conflict and its implications shall be made known promptly and in writing to LIFE COMPANY.

       5.6 LIFE COMPANY shall from time to time submit to the Board such reports, materials or data as the Board may reasonably request so that the Board may fully carry out its obligations under this Article V.

Article VI. VOTING

       6.1 LIFE COMPANY will provide pass-through voting privileges to all Variable Contract owners so long as and to the extent the SEC continues to interpret the '40 Act as requiring pass-through voting privileges for Variable Contract owners. Accordingly, LIFE COMPANY, where applicable, will vote shares of the Portfolio held in its 40 Act registered Separate Accounts in a manner consistent with voting instructions timely received from its Variable Contract owners. LIFE COMPANY will be responsible for assuring that each of its Separate Accounts that participates in TRUST calculates voting privileges in a manner consistent with other Participating Insurance Companies. LIFE COMPANY will vote shares in a registered Separate Account for which it has not received timely voting instructions in the same proportion as it votes those shares in that Separate Account for which it has received voting instructions.

       6.2 If and to the extent Rule 6e-2 and Rule 6e-3(T) are amended, or if Rule 6e-3 is adopted, to provide exemptive relief from any provision of the '40 Act or the rules thereunder with respect to mixed and shared funding on terms and conditions materially different from any exemptions granted in the Exemptive Order, then TRUST, and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rule 6e-2 and Rule 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such Rules are applicable.

Article VII. INDEMNIFICATION

       7.1 INDEMNIFICATION BY LIFE COMPANY. LIFE COMPANY agrees to indemnify and hold harmless TRUST, ADVISER and each of their Trustees, directors, principals, officers, employees and agents and each person, if any, who controls TRUST or ADVISER within the meaning of Section 15 of the '33 Act (collectively, the "Indemnified Parties") against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of LIFE COMPANY, which consent shall not be unreasonably withheld) or litigation or threatened litigation (including reasonable legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of TRUST's shares or the Variable Contracts and:

       (a) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the Registration Statement or prospectus or sales literature for the Variable Contracts or contained in the Variable Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to LIFE COMPANY by or on behalf of TRUST for use in the registration statement or prospectus for the Variable Contracts or in the Variable Contracts or sales literature (or any amendment or supplement to any of the foregoing) or otherwise for use in connection with the sale of the Variable Contracts or TRUST shares; or

       (b) arise out of or result from (i) untrue statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature of TRUST not supplied by LIFE COMPANY, or persons under its control) or (ii) willful misfeasance, bad faith or gross negligence of LIFE COMPANY or persons under its control, with respect to the sale or distribution of the Variable Contracts or TRUST shares; or

       (c) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, or sales literature of TRUST or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to TRUST by or on behalf of LIFE COMPANY; or

       (d) arise as a result of any failure by LIFE COMPANY to provide substantially the services and furnish the materials under the terms of this Agreement; or

       (e) arise out of or result from any material breach of any representation and/or warranty made by LIFE COMPANY in this Agreement or arise out of or result from any other material breach of this Agreement by LIFE COMPANY.

       7.2 LIFE COMPANY shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party to the extent that such losses, claims, damages, liabilities or litigation are attributable to such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement.

       7.3 LIFE COMPANY shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified LIFE COMPANY in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify LIFE COMPANY of any such claim shall not relieve LIFE COMPANY from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against an Indemnified Party, LIFE COMPANY shall be entitled to participate at its own expense in the defense of such action. LIFE COMPANY also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from LIFE COMPANY to such party of LIFE COMPANY's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and LIFE COMPANY will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

       7.4 INDEMNIFICATION BY TRUST AND ADVISER. TRUST and ADVISER each agree to indemnify and hold harmless LIFE COMPANY and each of its directors, officers, employees, and agents and each person, if any, who controls LIFE COMPANY within the meaning of Section 15 of the '33 Act (collectively, the "Indemnified Parties") against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of TRUST or ADVISER (which consent shall not be unreasonably withheld) or litigation or threatened litigation (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute, or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of TRUST's shares for the Variable Contracts and:

(a) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or sales literature of TRUST (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to ADVISER I or TRUST by or on behalf of LIFE COMPANY for use in the registration statement or prospectus for TRUST or in sales literature (or any amendment or supplement to any of the foregoing) or otherwise for use in connection with the sale of the Variable Contracts or TRUST shares; or

(b)    arise out of or result from (i) untrue statements or representations

(other than statements or representations contained in the registration statement, prospectus or sales literature for the Variable Contracts not supplied by ADVISER or TRUST or persons under its control) or (ii) gross negligence, bad faith or willful misfeasance of TRUST or ADVISER or persons under its control, with respect to the sale or distribution of the Variable Contracts or TRUST shares; or

(c)    arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, or sales literature covering the Variable Contracts, or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to LIFE COMPANY for inclusion therein by or on behalf of TRUST; or

(d)    arise as a result of (i) a failure by TRUST or ADVISER to provide substantially the services and furnish the materials under the terms of this Agreement; or (ii) a failure by a Portfolio(s) invested in by the Separate Account to comply with the diversification requirements of Section 817(h) of the Code; or (iii) a failure by a Portfolio(s) invested in by the Separate Account to qualify as a regulated investment company" under Subchapter M of the Code; or

(e) arise out of or result from any material breach of any representation and/or warranty made by TRUST or ADVISER in this Agreement or arise out of or result from any other material breach of this Agreement by TRUST or ADVISER.

       7.5 TRUST and ADVISER shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party to the extent that such losses, claims, damages, liabilities or litigation are attributable to such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement.

       7.6 TRUST and ADVISER shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified TRUST and ADVISER in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify TRUST and ADVISER of any such claim shall not relieve TRUST and ADVISER from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, TRUST and ADVISER shall be entitled to participate at their own expense in the defense thereof. TRUST and ADVISER also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from TRUST or ADVISER to such party of TRUST's or ADVISER's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and TRUST and/or ADVISER as the case may be will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

Article Vill. TERM; TERMINATION

       8.1 This Agreement shall be effective as of the date hereof and shall continue in force until terminated in accordance with the provisions herein.

8.2 This Agreement shall terminate in accordance with the following provisions:

(a) At the option of LIFE COMPANY or TRUST At any time from the date hereof upon 180 days' written notice, unless a shorter time is agreed to by the parties;

(b) At the option of LIFE COMPANY, if TRUST shares are not reasonably available to meet the requirements of the Variable Contracts as determined by LIFE COMPANY. Prompt notice of election to terminate shall be furnished by LIFE COMPANY, said termination to be effective ten days after receipt of notice unless TRUST makes available a sufficient number of shares to reasonably meet the requirements of the Variable Contracts within said ten-day period;

(c) At the option of LIFE COMPANY, upon the institution of formal proceedings against TRUST or ADVISER or any sub-adviser by the SEC, the NASD, or any other regulatory body, the expected or anticipated ruling, judgment or outcome of which would, in LIFE COMPANY's reasonable judgment, after affording TRUST and ADVISER reasonable opportunity for consultation with LIFE COMPANY, materially impair TRUST's ability to meet and perform TRUST's obligations and duties hereunder, or result in material harm to the Separate Accounts, LIFE COMPANY, or owners of Variable Contracts. Prompt notice of election to terminate shall be furnished by LIFE COMPANY with said termination to be effective upon receipt of notice;

(d) At the option of TRUST or ADVISER, upon the institution of formal proceedings against LIFE COMPANY by the SEC, the NASD, or any other regulatory body, the expected or anticipated ruling, judgment or outcome of which would, in TRUST's or ADVISER's reasonable judgment, after affording LIFE COMPANY reasonable opportunity for consultation with TRUST and ADVISER, materially impair LIFE COMPANY's ability to meet and perform its obligations and duties hereunder. Prompt notice of election to terminate shall be furnished by TRUST with said termination to be effective upon receipt of notice;

(e) In the event TRUST's shares are not registered, issued or sold in accordance with applicable state or federal law, or such law precludes the use of such shares as the underlying investment medium of Variable Contracts issued or to be issued by LIFE COMPANY. Termination shall be effective upon such occurrence without notice;

(f) At the option of TRUST if the Variable Contracts cease to- qualify as annuity contracts or life insurance- contracts, as applicable, under the Code, or if TRUST reasonably believes that the Variable Contracts may fail to so qualify. Termination shall be effective upon receipt of notice by LIFE COMPANY;

(g) At the option of LIFE COMPANY, upon TRUST's or ADVISER's breach of any material provision of this Agreement, which breach has not been cured to the reasonable satisfaction of LIFE COMPANY within ten days after written notice of such breach is delivered to TRUST;

(h) At the option of TRUST or ADVISER, upon LIFE COMPANY's breach of any material provision of this Agreement, which breach has not been cured to the satisfaction of TRUST within ten days after written notice of such breach is delivered to LIFE COMPANY;

(i) At the option of TRUST or ADVISER, if the Variable Contracts are not registered, issued or sold in accordance with applicable federal and/or state law. Termination shall be effective immediately upon such occurrence without notice;

At the option of LIFE COMPANY, upon 75 days written notice of a vote of Variable Contract owners having an interest in a Portfolio and upon written approval of LIFE COMPANY, to substitute the shares of another investment company for the corresponding shares of a Portfolio in accordance with the terms of the Variable Contracts;

(k) In the event this Agreement is assigned without the prior written consent of LIFE COMPANY, TRUST, and ADVISER,

termination shall be effective immediately upon such occurrence without notice.

       8.3 Notwithstanding any termination of this Agreement pursuant to Section
8.2 hereof, TRUST at LIFE COMPANY'S option shall continue to make available additional TRUST shares, as provided below, for so long as TRUST desires pursuant to the terms and conditions of this Agreement, for all Variable Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts").

Specifically, without limitation, if TRUST makes additional TRUST shares available, the owners of the Existing Contracts or LIFE COMPANY, whichever shall have legal authority to do so, shall be permitted to reallocate investments in TRUST, redeem investments in TRUST and/or invest in TRUST upon the payment- of additional premiums under the Existing Contracts. If TRUST shares continue to be made available after such termination, the provisions of this Agreement shall remain in effect and thereafter either TRUST or LIFE COMPANY may terminate the Agreement, as so continued pursuant to this Section 8.3, upon sixty (60) days prior written notice to the other party.

       8.4 Except as necessary to implement Variable Contract owner initiated transactions, or as required by state insurance laws or regulations, LIFE COMPANY shall not redeem the shares attributable to the Variable Contracts (as opposed to the shares attributable to LIFE COMPANY's assets held in the Separate Accounts), and LIFE COMPANY shall not prevent Variable Contract owners from allocating payments to a Portfolio that was otherwise available under the Variable Contracts until thirty (30) days after the LIFE COMPANY shall have notified TRUST of its intention to do so.

Article IX. NOTICES

       Any notice hereunder shall be given by registered or certified mail return receipt requested to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

If to TRUST:

BT Insurance Funds Trust c/o First Data Investor Services Group, Inc. One Exchange Place 53 State Street, Mail Stop BOS865 Boston, MA 02109

AND

c/o BT Alex Brown
One South Street, Mail Stop 1-18-6
Baltimore, MD 21202
Attn: Brian Wixted

If to ADVISER:

Bankers Trust Company
130 Liberty Street, Mail Stop 2355
New York, NY 10006
Attn.: Vinay Mendiratta

If to LIFE COMPANY:
Lincoln National Life Insurance
Kelly D. Clevenger
1300 S. Clinton Street
Fort Wayne, IN 46802-3506

       Notice shall be deemed given on the date of receipt by the addressee as evidenced by the return receipt.

Article X. MISCELLANEOUS

       10.1 The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

       10.2 This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

       10.3 If any provision of this Agreement shall be held or made invalid by a -court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

       10.4 This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of New York. It shall also be subject to the provisions of the federal securities laws and the rules and regulations thereunder and to any orders of the SEC granting exemptive relief therefrom and the conditions of such orders.

       10.5 It is understood and expressly stipulated that neither the shareholders of shares of any Portfolio nor the Trustees or officers of TRUST or any Portfolio shall be personally liable hereunder. No Portfolio shall be liable for the liabilities of any other Portfolio. All persons dealing with TRUST or a Portfolio must look solely to the property of TRUST or that Portfolio, respectively, for enforcement of any claims against TRUST or that Portfolio. It is also understood that each of the Portfolios shall be deemed to be entering into a separate Agreement with LIFE COMPANY so that it is as if each of the Portfolios had signed a separate Agreement with LIFE COMPANY and that a single document is being signed simply to facilitate the execution and administration of the Agreement.

       10.6 Each party shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

       10.7 The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

       10.8 If the Agreement terminates, the parties agree that Article 7 and Sections 10.5, 10.6 and 10.7 shall remain in effect after termination.

       10.9 No provision of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by TRUST, ADVISER and the LIFE COMPANY.

       10.10 No failure or delay by a party in exercising any right or remedy under this Agreement will operate as a waiver thereof and no single or partial exercise of rights shall preclude a further or subsequent exercise. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

       IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Fund Participation Agreement as of the date and year first above written.

BT INSURANCE FUNDS TRUST

By: /s/ Elizabeth Russell
Name: Elizabeth Russell
Title: Secretary

BANKERS TRUST COMPANY

By: /s/             Irene S. Greenberg

Name:               Irene S. Greenberg

Title:              Vice President

THE LINCOLN NATIONAL LIFE INSURANCE

COMPANY

By: /s/ Kelly D. Clevenger
Name: Kelly D. Clevenger
Title: Vice President

Appendix A

                       BT Insurance Funds Trust Portfolios
                              Equity 500 Index Fund
                              Small Cap Index Fund

                                   APPENDIX B
                                SEPARATE ACCOUNTS
LINCOLN LIFE FLEXIBLE PREMIUM VARIABLE LIFE SEPARATE ACCOUNT M
LINCOLN LIFE FLEXIBLE PREMIUM VARIABLE LIFE SEPARATE ACCOUNT R

                                 AMENDMENT NO. 2
                                     to the
                          FUND PARTICIPATION AGREEMENT

     AMENDMENT, dated as of May 1, 1999, to the Fund Participation Agreement dated 11th day of May, 1998 (the "Agreement"), by and between BT Insurance Funds Trust ("Trust"), Bankers Trust Company ("Adviser"), and The Lincoln National Life Insurance Company ("Life Company").

     WHEREAS, Trust, Life Company and Adviser wish to revise Appendices A and B to the Agreement;

     NOW, THEREFORE, in accordance with Section 10.9 of the Agreement, Trust, Life Company and Adviser hereby agree as follows:


     I. Appendix A to the Agreement is hereby amended, and restated in its entirety, by the Appendix A attached to this Amendment.

     2. Appendix B to the Agreement is hereby amended, and restated in its entirety, by the Appendix B attached to this Amendment.

     Except as expressly set forth above, all other terms and provisions of the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Amendment as of the date and year first above written.

                                        BT INSURANCE FUNDS TRUST

                                        By /s/ Gerald J. Holland
                                        Name: Gerald J. Holland
                                        Title: President

                                        THE LINCOLN NATIONAL LIFE INSURANCE
                                        COMPANY

                                        By: /s/ Kelly D. Clevenger
                                        Name: Kelly D. Clevenger
                                        Title: Vice President

                                        BANKERS TRUST COMPANY

                                        By: /s/ Irene S. Greenberg
                                        Name: Irene S. Greenberg
                                        Title: Vice President

                                   APPENDIX A
                         (Revised effective May 1, 1999)


                       BT INSURANCE FUNDS TRUST PORTFOLIOS

                              Equity 500 Index Fund
                              Small Cap Index Fund
                             EAFE Equity Index Fund

                                   APPENDIX B
                         (Revised effective May 1, 1999)



                                SEPARATE ACCOUNTS

LINCOLN NATIONAL VARIABLE ANNUITY ACCOUNT C

LINCOLN LIFE VARIABLE ANNUITY ACCOUNT N

LINCOLN NATIONAL VARIABLE ANNUITY ACCOUNT Q

LINCOLN NATIONAL LIFE INSURANCE COMPANY SEPARATE ACCOUNT 53

LINCOLN LIFE FLEXIBLE PREMIUM VARIABLE LIFE SEPARATE ACCOUNT M

LINCOLN LIFE FLEXIBLE PREMIUM VARIABLE LIFE SEPARATE ACCOUNT R

LINCOLN LIFE FLEXIBLE PREMIUM VARIABLE LIFE ACCOUNT S

LINCOLN NATIONAL LIFE INSURANCE COMPANY SEPARATE ACCOUNT 36
     (EFFECTIVE AUGUST 13, 1999)

                             AMENDMENT TO APPENDIX B
                             AS OF NOVEMBER 1, 1998


Lincoln National Variable Annuity Account C
Lincoln Life Flexible Premium Variable Life Account M
Lincoln Life Variable Annuity Account N
Lincoln National Variable Annuity Account Q
Lincoln Life Flexible Premium Variable Life Account R

Lincoln National Life Insurance Company Separate Account 27
Lincoln National Life Insurance Company Separate Account 53

     IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to Schedule A to be executed in its name and behalf by its duly authorized officer on the date specified below.

Date:                              BT INSURANCE FUNDS TRUST

                                   By: Elizabeth Russell,
                                   Secretary

Date:                              BANKERS TRUST COMPANY

                                   By:      Irene S. Greenberg,
                                            Vice President

Date: THE LINCOLN NATIONAL LIFE INSURANCE COMPANY, on behalf of itself and its separate accounts and as principal underwriter for its separate accounts

                                   By:      Kelly D. Clevenger,
                                            Vice President

Exhibit A

Funds Available to            Name of Separate Accounts

THE SEPARATE ACCOUNTS         UTILIZING SOME OR ALL OF THE FUNDS

Please amend                  Please add Lincoln Life Flexible
Appendix A of the FPA         Premium Variable Life Account
and Exhibit A of the          S and Lincoln National Life
Admin Services Letter         Insurance Company Separate
to include the EAFE           Account 36
Index Fund

                                 AMENDMENT NO. 4
                                     to the
                          FUND PARTICIPATION AGREEMENT

     AMENDMENT, dated as of May 1, 2001, to the Fund Participation Agreement dated as of the 1st day of October, 1998 (the "Agreement"), by and between BT Insurance Funds Trust (now known as Deutsche Asset Management VIT Funds ) ("Trust"), Bankers Trust Company ("Adviser"), and Lincoln Life & Annuity Company of New York ("Life Company").

     WHEREAS, effective May 1, 2001 Deutsche Asset Management, Inc. ("DAMI") will replace Adviser as investment adviser to the Trust;

     WHEREAS, effective May 1, 2001 Adviser wishes to transfer all of its rights, responsibilities and duties under the Agreement to ("DAMI");

     WHEREAS, DAMI is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended ("Advisers Act");

     WHEREAS, Trust, Life Company and Adviser wish to revise Appendix A to the Agreement in its entirety;

     WHEREAS, Trust, Life Company and Adviser wish to revise Appendix B to the Agreement in its entirety;

     NOW, THEREFORE, in accordance with Section 10.9 of the Agreement, Trust, Life Company, Adviser and DAMI hereby agree as follows:

     1. Effective May 1, 2001 DAMI will replace Adviser and assume all of the Adviser's rights, responsibilities and duties under the Agreement.

     2. Life Company agrees to the replacement of Adviser with DAMI

     3. Article IX. NOTICES is hereby amended such that the addresses for Trust and Adviser are replaced in their entirety with the following:

          If to TRUST:

          Deutsche Asset Management VIT Funds
          c/o PFPC Global Fund Services
          3200 Horizon Drive
          King of Prussia, PA 19406-0903
          Attn: Tom Calabria, Legal Department

          AND

          c/o Deutsche Asset Management Mutual Fund Services
          One South Street, Mail Stop 1-18-6
          Baltimore, MD 21202
          Attn: Richard Hale

          If to ADVISER:

          Deutsche Asset Management, Inc.
          130 Liberty Street, Mail Stop 2355
          New York, NY 10006
          Attn: Legal Department

     4. Appendix A to the Agreement is hereby amended, and restated in its entirety, by the Appendix A attached to this Amendment.

     5. Appendix B to the Agreement is hereby amended, and restated in its entirety, by the Appendix B attached to this Amendment.

     Except as expressly set forth above, all other terms and provisions of the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Amendment as of the date and year first above written.

                              DEUTSCHE ASSET MANAGEMENT VIT FUNDS

                              By: /s/ Daniel O. Hersch
                                 --------------------------------------------
                              Name: Daniel O. Hersch
                              Title: Secretary

                              LINCOLN LIFE & ANNUITY COMPANY OF NEW YORK

                              By: /s/ Steven M. Kluever
                                 ------------------------------------------
                              Name: Steven M. Kluever
                              Title: Second Vice President

                              BANKERS TRUST COMPANY

                              By: /s/ Douglas W. Doucette
                                 --------------------------------------------
                              Name: Douglas W. Doucette
                              Title: Managing Director

                              DEUTSCHE ASSET MANAGEMENT, INC.

                              By: /s/ Marco Veissid
                                 --------------------------------------------
                              Name: Marco Veissid
                              Title: Director

                                   APPENDIX A
                         (Revised effective May 1, 2001)

                       DEUTSCHE ASSET MANAGEMENT VIT FUNDS

           Deutsche Asset Management VIT Funds - Equity 500 Index Fund Deutsche Asset Management VIT Funds - Small Cap Index Fund
          Deutsche Asset Management VIT Funds - EAFE Equity Index Fund

                                   APPENDIX B
                         (Revised effective May 1, 2001)

                                SEPARATE ACCOUNTS

1. Lincoln Life & Annuity Variable Annuity Account L

2. Lincoln Life & Annuity Flexible Premium Variable Life Account M

3. Lincoln New York Separate Account N for Variable Annuities

4. LLANY Separate Account R for Flexible Premium Variable Life Insurance

5. LLANY Separate Account S for Flexible Premium Variable Life Insurance

                                 AMENDMENT NO. 4
                                     to the
                          FUND PARTICIPATION AGREEMENT

     AMENDMENT, dated as of August 1, 2002, to the Fund Participation Agreement dated as of the 11th day of May, 1998 (the "Agreement"), is between Deutsche Asset Management VIT Funds ("Trust"), Deutsche Asset Management, Inc. ("Adviser"), and The Lincoln National Life Insurance Company ("Life Company").

     1. Section 1.5 to the Agreement shall be deleted in its entirety and replaced with the following:

          1.5 TRUST shall make the net asset value per share for the selected Portfolio(s) available to LIFE COMPANY on a daily basis as soon as reasonably practicable after the net asset value per share is calculated but shall use its best efforts to make such net asset value available by 6:30 p.m. New York time. If TRUST provides LIFE COMPANY with materially incorrect share net asset value information through no fault of LIFE COMPANY, LIFE COMPANY on behalf of the Separate Accounts, shall be entitled to an adjustment to the number of shares purchased or redeemed on each day for which such incorrect information was provided to reflect the correct share net asset value. Any material errors in the calculation of the net asset value, dividends or capital gain information shall be reported immediately upon discovery to the Life Company. In the event of any material error in the calculation or communication of net asset value, dividends or capital gain information or any delay in the communication, the responsible party or parties shall reimburse the Life Company for any losses or reasonable costs incurred as a result of the error or delay, including but not limited to, amounts needed to make contractowners whole and reasonable administrative costs necessary to correct the error.

     In accordance with Section 10.9 of the Agreement, Trust, Life Company and Adviser hereby agree as follows:

          2. Article IX. NOTICES is hereby amended such that the addresses for the Life Company are replaced in their entirety with the following:

                           If to the LIFE COMPANY:

                           Lincoln National Life Insurance Company
                           Attn: Steven M. Kluever, 2nd Vice President
                           1300 S. Clinton Street
                           Fort Wayne IN  46802
                           Facsimile:  (260) 455-1773

          3. Appendix B to the Agreement is hereby amended, and restated in its entirety, by the Appendix B attached to this Amendment.

     Except as expressly set forth above, all other terms and provisions of the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Amendment as of the date and year first above written.

                                    DEUTSCHE ASSET MANAGEMENT VIT FUNDS


                                    By:____/s/ Brian Bader_____________________
                                    Name:  Brian Bader
                                    Title: Director


                                    THE LINCOLN NATIONAL LIFE INSURANCE COMPANY


                                    By:___/s/ Steven M. Kluever________________
                                    Name: Steven M. Kluever
                                    Title: Second Vice President

                                    DEUTSCHE ASSET MANAGEMENT, INC.


                                    By:___/s/ Brian Bader______________________
                                    Name:  Brian Bader
                                    Title:  Director

                                   APPENDIX B
                       (Revised effective August 1, 2002)

                                SEPARATE ACCOUNTS

1) Lincoln National Variable Annuity Account C

2) Lincoln National Variable Annuity Account L

3) Lincoln Life Flexible Premium Variable Life Separate Account M

4) Lincoln Life Variable Annuity Account N

5) Lincoln National Variable Annuity Account Q

6) Lincoln Life Flexible Premium Variable Life Separate Account R

7) Lincoln Life Flexible Premium Variable Life Account S

8) Lincoln Life Variable Annuity Account W

9) Lincoln National Life Insurance Company Separate Account 27

10) Lincoln National Life Insurance Company Separate Account 36

11) Lincoln National Life Insurance Company Separate Account 40

12) Lincoln National Life Insurance Company Separate Account 53

                                 AMENDMENT NO. 5
                                     to the
                          FUND PARTICIPATION AGREEMENT

     AMENDMENT, dated as of April 2, 2003, to the Fund Participation Agreement dated as of the 11th day of May, 1998 (the "Agreement"), by and between Scudder Investments VIT Funds (formerly Deutsche Asset Management VIT Funds) ("Trust"), Deutsche Asset Management, Inc. ("Adviser"), and The Lincoln National Life Insurance Company ("Life Company").

     WHEREAS, Trust, Life Company and Adviser wish to revise Appendix A to the Agreement in its entirety;

     NOW, THEREFORE, in accordance with Section 10.9 of the Agreement, Trust, Life Company, and Adviser hereby agree as follows:

     Appendix A to the Agreement is hereby amended, and restated in its entirety, by the Appendix A attached to this Amendment.

     Appendix B to the Agreement is hereby amended, and restated in its entirety, by the Appendix B attached to this Amendment.

     Except as expressly set forth above, all other terms and provisions of the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Amendment as of the date and year first above written.


                                   SCUDDER INVESTMENTS VIT FUNDS

                                   By:  /s/ Bruce A. Rosenblum
                                      ------------------------------------------
                                   Name: Bruce A. Rosenblum
                                   Title:  Assistant Secretary


                                   THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

                                   By:  /s/ Rise Taylor
                                      ------------------------------------------
                                   Name: Rise Taylor
                                   Title: Vice President


                                   DEUTSCHE ASSET MANAGEMENT, INC.

                                   By:  /s/ William G. Butterly, III
                                      ------------------------------------------
                                   Name: William G. Butterly, III
                                   Title: Managing Director and Senior Counsel

                                   APPENDIX A

To the Participation Agreement by and among Scudder Investments VIT Funds, Deutsche Asset Management, Inc. and The Lincoln National Life Insurance Company.

List of Portfolios:

     Equity 500 Index Fund - Class A Shares
     Equity 500 Index Fund - Class B Shares

     Small Cap Index Fund - Class A Shares
     Small Cap Index Fund - Class B Shares

     EAFE Equity Index Fund - Class A Shares
     EAFE Equity Index Fund - Class B Shares

                                   APPENDIX B
                        (Revised effective April 2, 2003)


1)   Lincoln National Variable Annuity Account C

2)   Lincoln National Variable Annuity Account L

3)   Lincoln Life Flexible Premium Variable Life Separate Account M

4)   Lincoln Life Variable Annuity Account N

5)   Lincoln Life Variable Annuity Account Q

6)   Lincoln Life Flexible Premium Variable Life Separate Account R

7)   Lincoln Life Flexible Premium Variable Life Account S

8)   Lincoln Life Variable Annuity Account T

9)   Lincoln Life Variable Annuity Account W

10)  Lincoln National Life Insurance Company Separate Account 27

11)  Lincoln National Life Insurance Company Separate Account 36

12)  Lincoln National Life Insurance Company Separate Account 40

13)  Lincoln National Life Insurance Company Separate Account 53

                                 AMENDMENT NO. 6
                                     to the
                          FUND PARTICIPATION AGREEMENT

     AMENDMENT, dated as of July 30, 2003, to the Fund Participation Agreement dated as of the 11th day of May, 1998 (the "Agreement"), by and between Scudder Investments VIT Funds (formerly Deutsche Asset Management VIT Funds) ("Trust"), Deutsche Asset Management, Inc. ("Adviser"), and The Lincoln National Life Insurance Company ("Life Company").

     WHEREAS, Trust, Life Company and Adviser wish to revise Appendix B to the Agreement in its entirety;

     NOW, THEREFORE, in accordance with Section 10.9 of the Agreement, Trust, Life Company, and Adviser hereby agree as follows:

     Appendix B to the Agreement is hereby amended, and restated in its entirety, by the Appendix B attached to this Amendment.

     Except as expressly set forth above, all other terms and provisions of the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Amendment as of the date and year first above written.

                                   SCUDDER INVESTMENTS VIT FUNDS

                                   By:  /s/ Bruce A. Rosenblum
                                      ------------------------------------------
                                   Name: Bruce A. Rosenblum
                                   Title: Assistant Secretary


                                   THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

                                   By:  /s/ Rise C. M. Taylor
                                      ------------------------------------------
                                   Name: Rise C. M. Taylor
                                   Title: Vice President


                                   DEUTSCHE ASSET MANAGEMENT, INC.

                                   By:  /s/ John H. Kim
                                      ------------------------------------------
                                   Name: John H. Kim
                                   Title: Assistant Secretary

                                   APPENDIX B
                        (Revised effective July 30, 2003)


1)       Lincoln National Variable Annuity Account C

2)       Lincoln National Variable Annuity Account L

3)       Lincoln Life Flexible Premium Variable Life Separate Account M

4)       Lincoln Life Variable Annuity Account N

5)       Lincoln Life Variable Annuity Account Q

6)       Lincoln Life Flexible Premium Variable Life Separate Account R

7)       Lincoln Life Flexible Premium Variable Life Account S

8)       Lincoln Life Variable Annuity Account T

9)       Lincoln Life Variable Annuity Account W

10)      Lincoln Life Flexible Premium Variable Life Account Z

11)      Lincoln National Life Insurance Company Separate Account 27

12)      Lincoln National Life Insurance Company Separate Account 36

13)      Lincoln National Life Insurance Company Separate Account 40

14)      Lincoln National Life Insurance Company Separate Account 53

                                 AMENDMENT NO. 7
                                     to the
                          FUND PARTICIPATION AGREEMENT

     AMENDMENT, dated as of July 30, 2005, to the Fund Participation Agreement dated as of the 11th day of May, 1998 (the "Agreement"), by and between Scudder Investments VIT Funds (formerly Deutsche Asset Management VIT Funds) ("Trust"), Deutsche Asset Management, Inc. ("Adviser"), and The Lincoln National Life Insurance Company ("Life Company").

     WHEREAS, Trust, Life Company and Adviser wish to revise Appendix A and Appendix B to the Agreement in their entirety;

     NOW, THEREFORE, in accordance with Section 10.9 of the Agreement, Trust, Life Company, and Adviser hereby agree as follows:

     Appendix A to the Agreement is hereby amended, and restated in its entirety, by the Appendix A attached to this Amendment.

     Appendix B to the Agreement is hereby amended, and restated in its entirety, by the Appendix B attached to this Amendment.

     Except as expressly set forth above, all other terms and provisions of the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Amendment as of the date and year first above written.


                                SCUDDER INVESTMENTS VIT FUNDS

                                By:   /s/ Paul H. Schubert
                                   -------------------------------------
                                Name: Paul H. Schubert
                                Title: Chief Financial Officer & Treasurer


                                THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

                                By:   /s/ Rise C. M. Taylor
                                   -------------------------------------
                                Name: Rise C.M. Taylor
                                Title: Vice President


                                DEUTSCHE ASSET MANAGEMENT, INC.

                                By:   /s/ A. Thomas Smith, III
                                   -------------------------------------
                                Name: A. Thomas Smith, III
                                Title: Secretary & Chief Legal Officer

                                   APPENDIX A
                        (Revised effective July 30, 2005)

To the Participation Agreement by and among Scudder Investments VIT Funds, Deutsche Asset Management, Inc. and The Lincoln National Life Insurance Company.

List of Portfolios:

         Equity 500 Index Fund - Class A Shares
         Equity 500 Index Fund - Class B Shares

         Small Cap Index Fund - Class A Shares
         Small Cap Index Fund - Class B Shares

                                   APPENDIX B
                        (Revised effective July 30, 2005)

1)  Lincoln National Variable Annuity Account C

2)  Lincoln National Variable Annuity Account L

3)  Lincoln Life Flexible Premium Variable Life Separate Account M

4)  Lincoln Life Variable Annuity Account N

5)  Lincoln Life Variable Annuity Account Q

6)  Lincoln Life Flexible Premium Variable Life Separate Account R

7)  Lincoln Life Flexible Premium Variable Life Account S

8)  Lincoln Life Variable Annuity Account T

9)  Lincoln Life Variable Annuity Account W

10) Lincoln Life Flexible Premium Variable Life Account Z

11) Lincoln National Life Insurance Company Separate Account 27

12) Lincoln National Life Insurance Company Separate Account 36

                            AMENDMENT NO. 8
                                to the
                     FUND PARTICIPATION AGREEMENT

     This AMENDMENT to the Fund Participation Agreement dated as of the 11th day of May, 1998, and as amended (the "Agreement"), by and between DWS Investments VIT Funds (formerly, Scudder Investments VIT Funds and prior to that Deutsche Asset Management VIT Funds) ("Trust"), Deutsche Investment Management Americas Inc. (assignee by merger with Deutsche Asset Management, Inc.) ("Adviser"), and The Lincoln National Life Insurance Company ("Life Company") is effective as of May 1, 2007, regardless of when executed.

     WHEREAS, Lincoln Financial Distributors, Inc. will serve as the Principal Underwriter for the Variable Contracts;

     NOW, THEREFORE, in accordance with Section 10.9 of the Agreement, Trust, Life Company, and Adviser hereby agree as follows:

     Section 2.1 of the Agreement is deleted and replaced in its entirety as follows:

     2.1 LIFE COMPANY represents and warrants that it is an insurance company duly organized and validly existing under the laws of Indiana and that it has legally and validly established each Separate Account as a segregated asset account under such laws, and that Lincoln Financial Distributors, Inc., a broker-dealer registered with the SEC under the Securities Exchange Act of 1934 and a member in good standing of the National Association of Securities Dealers, Inc., is the principal underwriter for the Variable Contracts.

     Except as expressly set forth above, all other terms and provisions of the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Amendment as of the date and year first above written.

                           DWS INVESTMENTS VIT FUNDS

                           By:  /s / Michael G. Clark
                              -----------------------------
                           Name: Michael Clark
                           Title:  President

                           THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

                           By:  /s/ Kelly D. CLevenger
                              -----------------------------
                           Name: Kelly D. Clevenger
                           Title: Vice President

                           DEUTSCHE INVESTMENT MANAGEMENT AMERICAS INC.

                           By:  /s Michael Colon
                              -----------------------------
                           Name: Michael Colon
                           Title:  COO
                           By: /s/ Philip J. Collora
                           Name: Philip J. Collora
                           Title: Director

Dear Financial Services Firm ("you" or Intermediary"),

     As principal underwriter of the DWS Funds, we (or a predecessor firm) or our affiliate have entered into a selling group or other agreement or agreements (the "Agreement") with you to permit you, as applicable, to sell, service, or facilitate trading in shares of the DWS Funds (collectively, the "Shares").

     This amendment to the Agreement is entered into as of the dated indicated in the signature block below, with an effective date of October 16, 2007, or such earlier date as of which you begin providing the Shareholder information described below, and includes the following provisions:

   1. Agreement to Provide Information. Intermediary agrees to provide the Fund or its designee, upon written request, the taxpayer identification number ("TIN"), the Individual/International Taxpayer Identification Number ("ITIN"), or other government-issued identifier ("GII") and the Contact owner number or participant account number associated with the Shareholder, if known, of any or all Shareholder(s) of the account, and the amount, date and transaction type (purchase, redemption, transfer, or exchange) of every purchase, redemption, transfer, or exchange of Shares held through an account maintained by the Intermediary during the period covered by the request. Unless otherwise specifically requested by the Fund, the Intermediary shall only be required to provide information relating to Shareholder-Initiated Transfer Purchases or Shareholder-Initiated Transfer Redemptions.

   2. Period Covered by Request. Requests must set forth a specific period, not to exceed 90 days from the date of the request, for which transaction information is sought. The Fund may request transaction information older than 90 days from the date of the request as it deems necessary to investigate compliance with policies established by the Fund for the purpose of eliminating or reducing any dilution of the value of the outstanding shares issued by the Fund.

   3.  Form and Timing of Response.

         a. Intermediary agrees to provide, promptly upon request of the Fund or its designee, the requested information specified in paragraph 1 above. If requested by the Fund or its designee, Intermediary agrees to use best efforts to determine promptly whether any specific person about whom it has received the identification and transaction information specified in paragraph 1 is itself a financial intermediary ("indirect intermediary") and, upon further request of the Fund or its designee, promptly either (i) provide (or arrange to have provided) the information set forth in paragraph 1 for those shareholders who hold an account with an indirect intermediary or
            (ii) restrict or prohibit the indirect intermediary from purchasing, in nominee name on behalf of other persons, securities issued by the Fund. Intermediary additionally agrees to inform the Fund whether it plans to perform (i) or (ii).

         b. Responses required by this paragraph must be communicated in writing and in a format mutually agreed upon by the parties.

         c. To the extent practicable, the format for any transaction information provided to the Fund should be consistent with the NSCC Standardized Data Reporting Format.

   4. Limitations on Use of Information. The Fund agrees not to use the information received pursuant to this Amendment for any purpose other than as necessary to comply with the provisions of Rule 22c-2 or to fulfill other regulatory or legal requirements subject to the privacy provisions of Title V of the Gramm-Leach-Bliley Act (Public Law 106-102) and comparable state laws.

   5. Agreement to Restrict Trading. Intermediary agrees to execute written instructions from the Fund to restrict or prohibit further purchases or exchanges of shares by a Shareholder that has been identified by the Fund as having engaged in transactions of the Fund's Shares (directly or indirectly through the Intermediary's account) that violate policies established by the Fund for the purpose of eliminating or reducing any dilution of the value of the outstanding Shares issued by the Fund, except that this provision shall not require the Intermediary to breach any terms of its existing Contracts with Contract Owners or violate any state insurance law or regulation. Unless otherwise directed by the Fund, any such restrictions or prohibitions shall only apply to Shareholder-Initiated Transfer Purchases or Shareholder-Initiated Transfer Redemptions that are effected directly or indirectly through Intermediary. Instructions must be received by Intermediary at the following address, or such other address that Intermediary may communicate to Fund in writing from time to time, including, if applicable, an e-mail and/or facsimile telephone number:

   6. Form of Instructions. Instructions must include the TIN, ITIN, or GII and the specific individual Contract owner number or participant account number associated with the Shareholder, if known, and the specific restriction(s) to be executed, including how long the restriction(s) is(are) to remain in place. If the TIN, ITIN, GII or the specific individual Contract owner number or participant account number associated with the Shareholder is not known, the instructions must include an equivalent identifying number of the Shareholder(s) or account(s) or other agreed upon information to which the instruction relates.

   7. Timing of Response. Intermediary agrees to execute instructions from the Fund to restrict or prohibit trading as soon as reasonably practicable, but not later than ten business days after receipt of the instructions by the Intermediary.

   8. Confirmation by Intermediary. Intermediary must provide written confirmation to the Fund that instructions from the Fund to restrict or prohibit trading have been executed. Intermediary agrees to provide confirmation as soon as reasonably practicable, but not later than ten business days after the instructions have been executed.

         a. Restrictions Prohibited by Contract: To the extent there is a legal or contractual impediment to restricting or prohibiting trading by the Contract Owner, Intermediary agrees to take the following steps and the Fund or its designee has to restrict or prohibit trading by a Contract Owner:

              i. Review the terms of the Contract and Contract prospectus as well as applicable law to determine the extent of the legal rights of the Contract Owner to trade into and out of Accounts that purchase shares of Fund portfolios.

             ii. If upon review there does not exist any legal or contractual impediment to restricting or prohibiting trading by the Contract Owner then Intermediary will comply with the request.

If upon review there does not exist any legal or contractual impediment to restricting or prohibiting trading by the Contract Owner then Intermediary will review the availability of any alternatives that may be implemented to ensure that policies of the Funds established for the purpose of eliminating or reducing any dilution of the value of the outstanding Shares issued by the Funds are not violated. Such alternatives may include requiring that trades be submitted by the Contract Owner in writing by mail; imposition of fees for transfers between subaccounts as may be permitted under the terms of the Contract and/or Contract prospectus; limitations on the total number of trades in a calendar year as permitted under the terms of the Contract and/or Contract prospectus. Working in conjunction with the Fund or its designee Company will implement mutually agreed to measures to achieve the goal of preventing dilution of the value of the Fund's outstanding Shares.

   9. Construction of the Agreement; Fund Participation Agreements. The parties have entered into one or more Fund Participation Agreements between or among them for the purchase and redemption of shares of the Funds by the Accounts in connection with the Contracts. To the extent the terms of this Amendment conflict with the terms of a Fund Participation Agreement, the terms of this Amendment shall control.

   10. Termination. This Amendment will terminate upon the termination of the Fund Participation Agreement.

   11. Definitions. As used in this Amendment, the following terms shall have the following meanings, unless a different meaning is clearly required by the contexts:

   The term "intermediary" shall mean (i) any broker, dealer, bank, or other entity that holds securities of record issued by the Fund in nominee name;
   (ii) in the case of a participant-directed employee benefit plan that owns securities issued by the Fund (1) a retirement plan administrator under ERISA or (2) any entity that maintains the plan's participant records; and
   (iii) an insurance company separate account.

   The term "Fund" shall mean an open-ended management investment company that is registered or required to register under section 8 of the Investment Company Act of 1940 and includes (i) an investment adviser to or administrator for the Fund; (ii) the principal underwriter or distributor for the Fund; or (iii) the transfer agent for the Fund. The term not does include any "excepted funds" as defined in SEC Rule 22c-2(b) under the Investment Company Act of 1940.

   The term "Shares" means the interests of Shareholders corresponding to the redeemable securities of record issued by the Fund under the Investment Company Act of 1940 that are held by the Intermediary.

   The term "Shareholder" means the holder of interests in a variable annuity or variable life insurance contract issued by the Intermediary
   ("Contract"), or a participant in an employee benefit plan with a beneficial interest in a contract.

   The term "Shareholder-Initiated Transfer Purchase" means a transaction that is initiated or directed by a Shareholder that results in a transfer of assets within a Contract to a Fund, but does not include transactions that are executed: (i) automatically pursuant to a contractual or systematic program or enrollment such as transfer of assets within a Contract to a Fund as a result of "dollar cost averaging" programs, insurance company approved asset allocation programs, or automatic rebalancing programs; (ii) pursuant to a Contract death benefit; (iii) one-time step-up in Contract value pursuant to a Contract death benefit;
   (iv) allocation of assets to a Fund through a Contract as a result of payments such as loan repayments, scheduled contributions, retirement plan salary reduction contributions, or planned premium payments to the Contract; or (v) pre-arranged transfers at the conclusion of a required free look period.

   The term "Shareholder-Initiated Transfer Redemption" means a transaction that is initiated or directed by a Shareholder that results in a transfer of assets within a Contract out of a Fund, but does not include transactions that are executed: (i) automatically pursuant to a contractual or systematic program or enrollments such as transfers of assets within a Contract out of a Fund as a result of annuity payouts, loans, systematic withdrawal programs, insurance company approved asset allocation programs and automatic rebalancing programs; (ii) as a result of any deduction of charges or fees under a Contract: (iii) within a Contract out of a Fund as a result of scheduled withdrawals or surrenders from a Contract; or (iv) as a result of payment of a death benefit from a Contract.

   The term "written" includes electronic writings and facsimile transmissions.

   The term "purchase" does not include the automatic reinvestment of dividends.

   The term "promptly" as used in paragraph 3(a) shall mean as soon as practicable but in no event later than ten business days from the Intermediary's receipt of the request of information from the Fund or its designee.

DWS SCUDDER DISTRIBUTORS, INC.

By: /s/ Philipp Hensler
Name:   Philipp Hensler
Title:  Chief Executive Officer


FIRM: The Lincoln National Life Insurance Company

By: /s/ Kelly D. Clevenger
Name:   Kelly D. Clevenger
Title:  Vice President

Date: 4/3/07

FIRM: Lincoln Life & Annuity Company of New York

By: /s/ Kelly D. Clevenger
Name:   Kelly D. Clevenger
Title:  Second Vice President

Date: 4/3/07


FIRM:  Jefferson Pilot Financial Insurance Company
And Jefferson Pilot LifeAmerica Insurance Company

By: /s/ John A. Weston
Name:   John A. Weston
Title:  Vice President

Date:  4/2/07

-----------------------

* As defined in SEC Rule 22c-2(b), the term "excepted fund" means any: (1) money market fund; (2) fund that issues securities that are listed on a national exchange; and (3) fund that affirmatively permits short-term trading of its securities, if its prospectus clearly and prominently discloses that the fund permits short-term trading of its securities and that such trading may result in additional costs for the fund.

                                 AMENDMENT NO. 9
                                     to the
                          FUND PARTICIPATION AGREEMENT

       This AMENDMENT to the Fund Participation Agreement dated as of the 11th day of May, 1998 and as amended (the "Agreement"), by and between DWS Investments VIT Funds, Deutsche Investment Management Americas Inc. (assignee by merger with Deutsche Asset Management, Inc.) (together, "DWS/Deutsche"), and The Lincoln National Life Insurance Company ("Life Company") is effective as of December 15, 2008, regardless of when executed.

       WHEREAS, the Life Company and DWS/Deutsche are parties to that certain Fund Participation Agreement dated May 11, 1998, as amended (the "Agreement"); and

       WHEREAS, effective July 2, 2007, Jefferson Pilot Financial Insurance Company ("JPFIC") merged into its affiliated insurance company, The Lincoln National Life Insurance Company, and ceased all legal existence. The Life Company and DWS/Deutsche agree that the Fund Participation Agreement between DWS/Deutsche and JPFIC dated April 30, 2002, shall be of no further effect; and

       WHEREAS, the parties to the Agreement have determined to amend said Agreement to insert a new section to the Agreement relating to processing orders via the National Securities Clearing Corporation ("NSCC"); and

       WHEREAS, the parties have agreed to make Funds available as investment options as set forth in the attached Appendix A; and

       WHEREAS, the parties have agreed to amend the Agreement to revise the list of separate accounts for which Funds are made available under the Agreement, as set forth in the attached Appendix B.

       NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, and intending to be legally bound, the Agreement shall be amended as follows:

       1. A new Paragraph 1.11 shall be added to Article I as follows:

       1.11. If transactions in Shares are to be settled through the Fund/SERV system, the following provisions shall apply:

             (1) Each party to this Agreement represents that it or one of its affiliates has entered into the Standard Networking Agreement with the NSCC and it desires to participate in the programs offered by the NSCC Fund/SERV system which provide (i) an automated process whereby shareholder purchases and redemptions, exchanges and transactions of mutual fund shares are executed through the Fund/SERV system, and (ii) a centralized and standardized communication system for the exchange of customer-level information and account activity through the Fund/SERV Networking system ("Networking").

             (2) For each Fund/SERV transaction, including transactions establishing accounts with DWS/Deutsche or its affiliates, the Company shall provide the Funds and DWS/Deutsche or its affiliates with all information necessary or appropriate to establish and maintain each Fund/SERV transaction (and any subsequent changes to such information), which the Company hereby certifies is and shall remain true and correct. The Company shall maintain documents required by DWS/Deutsche or the Funds to effect Fund/SERV transactions. Each instruction shall be deemed to be accompanied by a representation by the Company that it has received proper authorization from each person whose purchase, redemption, account transfer or exchange transaction is effected as a result of such instruction.

             (3) At all times each party shall maintain insurance coverage that is reasonable and customary in light of all its responsibilities hereunder and under applicable law. Such coverage shall insure for losses resulting from the criminal acts, errors or omissions of each party's employees and agents.

             (4) In addition, each of the parties or its designee has entered into a FUND/SERV AND NETWORKING SUPPLEMENT TO PARTICIPATION AGREEMENT.

       2. Appendix A is hereby amended and replaced with the attached
       Appendix A.

       3. Appendix B is hereby amended and replaced with the attached
       Appendix B.

Except as provided herein, the terms and conditions contained in the Agreement shall remain in full force and effect.

       IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Amendment as of the date and year first above written.

                        DWS INVESTMENTS VIT FUNDS

                        By:  /s/ Michael G. Clark
                           --------------------------------
                        Name: Michael G. Clark
                        Title:  President

                        THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

                        By:  /s/ Daniel R. Hayes
                           --------------------------------
                        Name: Daniel R. Hayes
                        Title:   Vice President

                        DEUTSCHE INVESTMENT MANAGEMENT AMERICAS INC.

                        By:  /s/ Michael Colon
                           --------------------------------
                        Name: Michael Colon
                        Title:  Chief Operating Officer

                        By:  /s/ John B. Ashley
                           --------------------------------
                        Name: John Ashley
                        Title:  Director

                                   APPENDIX A
                    (Revised effective December 15, 2008)

To the Participation Agreement by and among DWS Investments VIT Funds, Deutsche Asset Management, Inc. and The Lincoln National Life Insurance Company.

List of Portfolios:

DWS INVESTMENTS VIT FUNDS

      Equity 500 Index VIP - Class A Shares
      Equity 500 Index VIP - Class B Shares

      Small Cap Index VIP - Class A Shares
      Small Cap Index VIP - Class B Shares

                                   APPENDIX B
                     (Revised effective December 15, 2008)

1) Lincoln National Variable Annuity Account C
2) Lincoln National Variable Annuity Account L
3) Lincoln Life Flexible Premium Variable Life Separate Account M
4) Lincoln Life Variable Annuity Account N
5) Lincoln Life Variable Annuity Account Q
6) Lincoln Life Flexible Premium Variable Life Separate Account R
7) Lincoln Life Flexible Premium Variable Life Account S
8) Lincoln Life Variable Annuity Account T
9) Lincoln Life Variable Annuity Account W
10) Lincoln Life Flexible Premium Variable Life Account Z
11) Lincoln Life Flexible Premium Variable Life Account JF-A
12) Lincoln Life Flexible Premium Variable Life Account JF-C
13) Lincoln Life Variable  Annuity Account JF-I
14) Lincoln Life Variable  Annuity Account JF-II

    FUND/SERV AND NETWORKING SUPPLEMENT TO PARTICIPATION AGREEMENT

THIS FUND/SERV AND NETWORKING SUPPLEMENT (the "Supplement") is made and entered into this 1st day of November, 2012, by and between DWS Investments Service Company ("DWS-ISC"), the transfer agent of the DWS Variable Series I, DWS Variable Series II and DWS Investments VIT Funds (each, and collectively, the "Fund"), and The Lincoln National Life Insurance Company and Lincoln Life & Annuity Company of New York(each, and collectively, "Insurance Company"), on its own behalf and on behalf of each separate account of the Insurance Company (each, an "Account") identified in the Participation Agreement (as defined below).

WHEREAS, Insurance Company and the Fund (along with other parties) have entered into various Participation Agreements, dated as of May 11, 1998 and October 30, 1998, each as amended from time-to-time (each a "Participation Agreement" and together the "Participation Agreements"), each of which provides that the Fund will make available shares of certain portfolios ("Portfolios") for purchase, exchange and redemption by the Insurance Company, on behalf of the Accounts, in order to fund variable annuity contracts and/or variable life insurance contracts ("Contracts") purchased by its customers ("Contract Holders"); and

WHEREAS, Insurance Company and DWS-ISC (the "Fund Agent"), or their respective affiliates, are members in good standing of the National Securities Clearing Corporation ("NSCC") or otherwise have access to the NSCC's Fund/SERV system, which permits the transmission of trade and registration data between Insurance Company and the Fund; and

WHEREAS, the parties wish to supplement the Participation Agreements as necessary to permit the transmission of purchase, exchange and redemption orders of Fund shares using the NSCC Fund/SERV system; and

WHEREAS, any party may decide to not use or to stop using NSCC Fund/SERV or Networking and to instead use manual processing. This supplement is only in effect when both parties agree to use NSCC.

WHEREAS, it is intended that the parties will participate with each other in NSCC's Networking system ("NETWORKING") to enable the transmission of shareholder data between Fund Agent and Insurance Company with respect to the Fund, pursuant to certain matrix levels as described in the standard Networking agreement ("Standard Networking Agreement") on file with the NSCC and incorporated herein by reference.

NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, which consideration is full and complete, Fund Agent and Insurance Company hereby agree to supplement each Participation Agreement as follows:

1.     TRANSACTIONS SUBJECT TO FUND/SERV AND NETWORKING.

(a) On each business day that the New York Stock Exchange is open for business and on which the Fund's Portfolios determine their per share net asset values ("Business Day"), Fund Agent shall accept, and effect changes in its records upon receipt of purchase, redemption, exchanges, and registration instructions from Insurance Company electronically through Fund/SERV ("Instructions"), without supporting documentation.

(b) Each party hereby agrees to participate in NETWORKING with the other party pursuant to a mutually agreeable matrix or trust level established by the NSCC, in accordance with the terms and conditions of the Standard NETWORKING Agreement, as amended by this Supplement. In the event of any conflict between the terms of the Standard NETWORKING Agreement and the terms of this Supplement, the terms of this Supplement shall govern.

(c) Fund Agent acknowledges that Insurance Company may engage one or more agents to fulfill some or all of Insurance Company's responsibilities hereunder and that said agent(s) shall be authorized to act on Insurance Company's behalf and shall be entitled to collect, receive and transmit information directly to and from Fund Agent on Insurance Company's behalf.
As between the Fund Agent and Insurance Company, Insurance Company represents and warrants that such agents have appropriate agreements in place with Insurance Company and, if required, with the NSCC, to assume such delegated responsibilities.

2.     OPERATING PROCEDURES.

The Operating Procedures governing the responsibilities of the Fund and the Company under the Participation Agreement and this Supplement with respect to the purchase and redemption of Fund Portfolio shares and share price communications are hereby incorporated into the Participation Agreement, as
Schedule A thereto.   In the event that the NSCC's Fund/SERV system is not
available, the parties agree that orders will be processed in accordance with the Manual Procedures set forth in Schedule A.

3.     AS OF TRANSACTIONS.

Processing errors which result from any delay or error caused by Insurance Company may be adjusted through Fund/SERV by Insurance Company by the necessary corrective transactions on an as-of basis ("As Of Trade"); provided, however, that prior authorization must be obtained from Fund Agent for any As Of Trade and any such request must be received by Fund Agent by
10:30 a.m. Central Time in order to receive same day processing.   Insurance
Company shall promptly pay each Fund Portfolio for any loss incurred by the Fund Portfolio as a result of the As of Trade that results from a delay or
error caused by the Insurance Company.   Fund Agent shall have complete and
sole discretion as to whether or not to accept an As Of Trade.    If an As Of
Trade is allowed by Fund Agent to be processed as of a particular trade date, Insurance Company warrants that the trade relates only to Instructions received by Insurance Company by the Close of Trading on such trade date. Fund Agent reserves the right to process any As of Trade outside of Fund/SERV.

4.     TRADE CONFIRMATION.

Any information provided by Fund Agent to Insurance Company electronically through Fund/SERV and pursuant to this Supplement, shall satisfy the
confirmation delivery obligations as outlined by SEC Rule 10b-10.   Insurance
Company hereby provides its informed consent to suppress the delivery of this information using paper-media. Insurance Company will promptly verify the accuracy of confirmations of transactions and records received by Fund Agent through Fund/SERV.

5.     OVERPAYMENTS

(a).   OVERPAYMENTS TO INSURANCE COMPANY.   In the event of overpayment to
Insurance Company upon a redemption, where such overpayment is caused by Fund Agent's error, Insurance Company agrees to use commercially reasonable efforts to collect such overpayment from the Contract Holder. If, after such efforts, Insurance Company is not able to recover all of such overpayment, Insurance Company will cooperate with the attempts of Fund Agent or the relevant Fund Portfolio to recover any portion of the overpayment, including as permitted by applicable law providing Fund Agent or a Fund Portfolio with information reasonably available to Insurance Company as to the identity of the Contract Holder(s) from whom such remainder has not been recovered. If the overpayment proceeds are still in the custody of Insurance Company or the Contract Holder's account with Insurance Company, or if the overpayment is caused by Insurance Company's error, Insurance Company shall promptly repay such overpayment to Fund Agent after Insurance Company receives notice of such overpayment.

(b) OVERPAYMENTS TO FUND AGENT. In the event any overpayment is made to Fund Agent by Insurance Company, Fund Agent shall promptly repay such overpayment to Insurance Company after Fund Agent receives notice of such overpayment.

(c) ERRORS AND DELAYS. In the event of any error or delay with respect to information regarding the pricing, purchase, redemption, transfer or registration of Fund Portfolio shares (including As of Trades), the parties agree that each is obligated to make the Accounts and the Fund Portfolio, respectively, whole for any error or delay that it causes or that has been caused in connection with any transactions or trade it has transmitted or submitted, subject in each case to the Fund's policies on materiality of pricing errors, if applicable. In addition, each party agrees that neither will receive compensation from the other for the costs of any reprocessing necessary as a result of an error or delay of the type referred to in this paragraph. Finally, each party agrees to provide the other with prompt notice of any errors or delays of the type referred to in this Section 5.

6.     NETWORKING

This section 6 shall apply only between parties using the NSCC's NETWORKING service with each other from time to time:

(a) Each party represents to the other that it, its affiliate or its agent has executed and filed with the NSCC, and has not terminated, the Standard Networking Agreement and that it, its affiliate or its agent is eligible to use the NSCC's NETWORKING service. Each party agrees to participate in NETWORKING with the other under the terms of the networking Agreement and in accordance with the rules, standards and procedures of the NSCC as in effect from time-to-time.

(b) The terms of the NETWORKING Agreement, as supplemented by this Section 6, shall be incorporated by reference herein. The term "Fund Agent" has the meaning assigned thereto in the NETWORKING Agreement; the term "Firm" as used therein shall be deemed to refer to the Insurance Company or its agent. The provisions of Article III of the NETWORKING Agreement as incorporated by reference herein shall survive termination of this Agreement with respect to acts or omissions occurring prior to such termination and actions, claims, suits, complaints, proceedings or investigations resulting from or arising out such acts or omissions.

(c) Insurance Company shall be responsible for obtaining and maintaining all documentation and information (together, "Information"), and any changes to such Information, necessary to ensure that all Networking accounts are established and maintained in compliance with applicable laws and regulations, including, without limitation, tax laws and regulations. Insurance Company represents and warrants that (i) all such Information is, and shall remain, true and correct; (ii) each taxpayer identification number provided by Insurance Company to the Fund or Fund Agent has been certified, under penalties of perjury, by the Shareholder on the appropriate Internal Revenue Service form or a legally acceptable substitute; and (iii) Insurance Company shall hold available for provision to, or inspection by, regulatory authority, all Information required by law or regulation to be so held.

7.     REPRESENTATIONS AND WARRANTIES

(a) Fund Agent and Insurance Company each represents, warrants, and covenants to the other that:

       (i) it shall perform any and all duties, functions, procedures and responsibilities assigned to it under this Supplement and as otherwise established by the NSCC in a competent manner and in compliance with (a) all applicable laws, rules and regulations, including NSCC rules and procedures relating to Fund/SERV and NETWORKING; and (b) the then current prospectuses and statements of additional information of the Fund;

       (ii) it shall maintain facilities, equipment and skilled personnel sufficient to perform the foregoing activities and to otherwise comply with the terms of this Supplement;

       (iii) all trades, confirmations and other information provided by one party to the other party through the NSCC and pursuant to this Supplement shall be accurate, complete and, in the format prescribed by the NSCC. Each party shall adopt, implement and maintain procedures reasonably designed to ensure the accuracy of all transmissions through Fund/SERV and NETWORKING and to limit the access to, and the inputting of data into, Fund/SERV and NETWORKING to persons specifically authorized by such party; and

       (iv) it or its affiliate has duly executed and delivered the Networking Agreement, and has filed such Agreement with the NSCC.

(b) To the extent Insurance Company has engaged one or more third parties (including affiliates of Insurance Company) to act as subcontractor(s) or agent(s) ("Agents") to perform services that Insurance Company is responsible for performing under this Supplement, Insurance Company has determined that each such Agent is capable of performing such services and shall take measures as may be necessary to ensure that such Agents perform such services in accordance with the terms of this Supplement and applicable law.
Insurance Company shall be responsible for, and assume all liability for (including any obligation for indemnification) the actions and inactions of such Agents as if such services had been provided by Insurance Company.

8.     TERMINATION; AMENDMENT.

This Supplement shall continue in effect until terminated, but shall terminate automatically if the Participation Agreement is terminated. Fund Agent or Insurance Company may terminate this Supplement at any time by written notice to the other at least thirty (30) days prior to the termination date, but such termination shall not affect the payment or repayment of fees on transactions, if any, prior to the termination date, or the Participation Agreement. This Supplement may be amended at any time by mutual written agreement of both parties.

9.     CONFLICTING AGREEMENTS.

Except for the Participation Agreement and the Standard Networking Agreement, this Supplement sets forth the entire agreement and understanding of the parties relating to the subject matter hereof, and supersedes all prior agreements, arrangements and understandings, written or oral, among the parties. In the event there is any conflict between this Supplement and the Standard Networking Agreement, the terms and conditions of this Supplement shall control. In the event there is any conflict between this Supplement and the applicable Participation Agreement, the terms and conditions of the Participation Agreement shall control.

10.    ASSIGNMENT.

Neither Fund Agent nor Insurance Company may assign this Supplement without the prior written consent of the other party, and any attempted assignment without such consent shall be null and void; provided, however, a change in control of either party shall not constitute an assignment of this
Supplement.   Fund Agent acknowledges that Insurance Company may engage one or more agents to fulfill some or all of Insurance Company's responsibilities hereunder, which shall not constitute an assignment for the purposes of this Supplement.

11.    SEVERABILITY.

If any provision of this Supplement is held to be invalid, the remaining provisions of the Supplement shall continue to be valid and enforceable.

12.    NOTICE.

Any notice or amendment required or permitted hereunder shall be in writing and shall be given by personal service, mail, or facsimile to the other party at the address set forth below (or such other address as the parties may specify by written notice). Notice shall be effective upon receipt if by mail, on the date of personal delivery (by private messenger, courier service or otherwise), or upon receipt of facsimile (upon oral confirmation of receipt), whichever occurs first at:

Fund Agent:

       DWS INVESTMENTS SERVICE COMPANY
       222 South Riverside Plaza
       Chicago, IL 60606
       Attention:  Barbara Wizer, TA Oversight


       With a copy to:  Deutsche Asset Management
                        Legal Dept. (U.S. Retail Division)
                        60 Wall Street, 23th Floor
                        New York, NY 10005

             And a copy to:
                             DST SYSTEMS
                             210 West 10th Street
                             Kansas City, MO 64105
                             Attention:  DWS Investments Account

Insurance Company:

                             The Lincoln National Life Insurance Company
                             1300 South Clinton Street
                             Fort Wayne, IN  27403
                             Attn:  Daniel R. Hayes

                             Lincoln Life & Annuity Company of New York
                             1300 South Clinton Street
                             Fort Wayne, IN  27403
                             Attn:  Daniel R. Hayes

13.    WAIVER.

The failure of a party to insist upon strict adherence to any provision of this Supplement on any occasion shall not be considered a waiver nor shall it deprive such party of the right thereafter to insist upon strict adherence to that provision or any other provision of this Supplement.

IN WITNESS WHEREOF, the undersigned have caused this Supplement to be executed as of the date first above written.

                                            DWS INVESTMENTS SERVICE COMPANY

                                            By: /s/ Barbara Wizer
                                               -------------------------
                                            Name: Barbara Wizer
                                            Title:  President


                                            By: /s/ Mike Sharkey
                                               -------------------------
                                            Name: Mike Sharkey
                                            Title:  Vice President



                                            THE LINCOLN NATIONAL LIFE INSURANCE
                                            COMPANY

                                            By: /s/ Daniel R. Hayes
                                               -------------------------
                                            Name:  Daniel R. Hayes
                                            Title:  Vice President

                                            LINCOLN LIFE & ANNUITY COMPANY OF
                                            NEW YORK

                                            By: /s/ Daniel R. Hayes
                                               -------------------------
                                            Name:  Daniel R. Hayes
                                            Title:  Vice President

                                     SCHEDULE A

                                OPERATING PROCEDURES

     Unless otherwise defined below, all capitalized terms have the meanings specified in the Supplement and/or the Participation Agreement, each of which this Exhibit is a part.

               I. FUND/SERV AND NETWORKING PROCEDURES

     A. TRANSMITTAL OF PORTFOLIO INFORMATION. With respect to each Portfolio, the Fund or its transfer agent will provide the Company with (i) the Share Price determined as of the Close of Trading on each Business Day;
(ii) dividend and capital gains distribution information on ex-date; and
(iii) in the case of fixed income and money market Portfolios which declare dividends daily, the daily accrual interest rate factor. The Fund will use commercially reasonable efforts to communicate, or have its transfer agent communicate, such information to the Company or its designee via automated feed and email by 7:00 p.m. Eastern Time each Business Day.

     B. TRANSMITTAL OF ORDERS. The Company agrees that, unless otherwise agreed to in writing with the Fund, orders for the purchase, exchange or redemption of Fund Portfolio shares ("Instructions") received by the Company prior to the Close of Trading on any Business Day ("Day 1") will be transmitted to Fund/SERV by 9:30 a.m. Eastern Time on the following Business Day ("Day 2") (such orders are referred to as "Day 1 Trades"). Each transmission by the Company or its designee of a purchase, exchange or redemption order relating to a Business Day ("Order") will constitute a representation by the Company that such Order was based on Instructions that the Company received and accepted as being in good order prior to the Close of Trading on that Business Day, and that the Order included all purchase, exchange and redemption Instructions so received by the Company.

     In the event that Orders for any Business Day are not transmitted to Fund/SERV by 9:30 a.m. Eastern Time on Day 2, the Company or its designee shall transmit such Orders to the Fund in accordance with the Manual Procedures below. If such Orders are not transmitted to the Fund in accordance with the Manual Procedures, the Fund reserves the right, in its sole discretion, to reject, reverse or re-price the Orders (notwithstanding that the Company may have received Fund/SERV confirmation of the Orders) and the Company will be responsible for reimbursement of any loss sustained by the Fund that may arise out of the improper transmittal of such Orders.

     All Orders transmitted to the Fund via Fund/SERV will be communicated in accordance with Fund/SERV rules, guidelines and procedures. The Company acknowledges that certain cash flows may be known on or before a trade date, and the Company agrees to use its reasonable efforts to notify the Fund of such cash flows before such trade date.

     C. FUND/SERV CONFIRMATION. The Fund, acting through the Fund's transfer agent, has established one or more master accounts on its mutual fund shareholder account recordkeeping system (each, a "T/A Account") reflecting the aggregate ownership of shares of each Portfolio of the Fund and all transactions involving such shares by the Company on behalf of the Accounts. The Fund's transfer agent will transmit a confirmation via Fund/SERV that will set forth the number of Portfolio shares purchased, exchanged and redeemed, the beginning and ending share balances, and the net asset value per share.

     D.     PRICING OF ORDERS.   Day 1 Trades communicated to the Fund as
provided under Section C of these Fund/SERV Procedures will be effected at the Share Price for the applicable Portfolio on Day 1.

     E. SETTLEMENT. Day 1 Trades confirmed by the Fund via Fund/SERV will settle in U.S. dollars in accordance with the Fund's profile within Fund/SERV applicable to the Company. Settlement shall occur via the NSCC in accordance with NSCC procedures.

     F. DIVIDENDS AND OTHER DISTRIBUTIONS. The Fund or its transfer agent will furnish the Company or its designee written notice of any dividends or other distributions payable on the shares of each Portfolio, via email, which email addresses shall be provided by the Company and updated by the Company as necessary. Dividends and distributions with respect to a Portfolio will be automatically reinvested in additional shares of the Portfolio held by the T/A Account(s) and the Fund or its transfer agent will notify the Company or its agent, via Networking, as to the number of shares so issued.

     G. ACTIVITY REPORTING AND VERIFICATION. The Fund or its transfer agent will transmit or make available to the Company, via Networking (including DST Vision), a report containing any transactions or other activity occurring in a T/A Account on a Business Day, including any Fund/SERV transactions, and the share balance for each T/A Account in accordance with Fund/SERV's Networking guidelines. The Company will promptly review and verify this information and immediately advise the Fund or its transfer agent in writing of any discrepancies between the Company's records and the balance in the T/A Account(s).

The Company will, immediately on receipt of any activity or position file concerning an Account, verify the information contained therein against the information contained on the Company's record-keeping system and immediately advise the Fund in writing of any discrepancies between such information.

The Fund and the Company will cooperate to resolve any such discrepancies as soon as reasonably practicable.

     H. PROCESSING ADJUSTMENTS. In the event of any error or delay with respect to these Fund/SERV and Networking Procedures that is caused by the Fund or its transfer agent, the Fund will make any adjustments on its (or its transfer agent's) accounting system necessary to correct such error or delay. The Company will make the corresponding adjustments on its record-keeping system. The Company and the Fund will each provide the other with prompt notice of any errors or delays of the type referred to in these Fund/SERV and Networking Procedures.

     I. FUND/SERV UNAVAILABILITY. If the Fund/SERV and Networking systems are unavailable for any reason, or if it is otherwise impracticable to operate in accordance with these Fund/SERV and Networking Procedures, transactions shall be processed in accordance with the Manual Procedures outlined below.

                        II.  MANUAL PROCEDURES

     A. TRANSMITTAL OF PORTFOLIO INFORMATION. With respect to each Portfolio, the Fund or its transfer agent will provide the Company with (i) the Share Price determined as of the Close of Trading on each Business Day;
(ii) dividend and capital gains distribution information on ex-date; and
(iii) in the case of fixed income and money market Portfolios which declare dividends daily, the daily accrual interest rate factor. The Fund will use commercially reasonable efforts to communicate, or have its transfer agent communicate, such information to the Company or its designee via automated feed and email by 7:00 p.m. Eastern Time each Business Day.

     B. TRANSMITTAL OF ORDERS. The Company agrees that, unless otherwise agreed to in writing with the Fund, Instructions received by the Company prior to the Close of Trading on any Business Day ("Day 1") will be transmitted to the Fund by facsimile no later than 10:00 a.m. Eastern Time on the following Business Day ("Day 2") (such Orders are referred to as "Day 1 Trades"). Each transmission by the Company or its designee of a purchase, exchange or redemption order relating to a Business Day ("Order") will constitute a representation by the Company that such Order was based on Instructions that the Company received and accepted as being in good order prior to the Close of Trading on that Business Day, and that the Order included all purchase, exchange and redemption Instructions so received by the Company.

     All Orders transmitted to the Fund will be communicated in U.S. dollars and will indicate the date of the transaction. On Business Days where there are no Orders, or where the net dollar amount for purchases and redemptions for an Account equals zero, the communication will so indicate. The Company acknowledges that certain cash flows may be known on or before a trade date, and the Company agrees to use its reasonable efforts to notify the Fund of such cash flows before such trade date.

     C. CONFIRMATION. All Orders transmitted in accordance with Section B of these Manual Procedures are subject to acceptance by the Fund and shall become effective only upon confirmation by the Fund, which confirmation shall be sent to the Company or its designee.

     D.     PRICING OF ORDERS.   Day 1 Trades communicated to the Fund by
10:00 a.m. Eastern Time on Day 2 will be effected at the Share Price for the applicable Portfolio on Day 1.

     E.     SETTLEMENT.

            1. PURCHASE ORDERS. In the case of Day 1 Trades that constitute a net purchase (including exchanges) Order, the Company or its designee will arrange for a federal funds wire transfer of the net purchase amount to a custodial account designated by the Fund as designated in the applicable Portfolio's Prospectus.

            2. REDEMPTION ORDERS. In the case of Day 1 Trades that constitute a net redemption (including exchanges) Order, the Fund or its transfer agent will arrange for a federal funds wire transfer of the net redemption amount to a bank account designated by the Company on Day 2, in no instance later than the time provided for in the applicable Portfolio's Prospectus.

            3. GENERALLY. Settlements will be in U.S. dollars. On any Business Day when the Federal Reserve Wire Transfer System is closed, all communication and processing rules will be suspended for the settlement of Orders. Orders will be settled on the next Business Day on which the Federal Reserve Wire Transfer System is open. Transactions that are the subject of such Orders will be processed at the Share Price for the applicable Portfolio on the Business Day to which the Orders originally relate.

     F. DIVIDENDS AND OTHER DISTRIBUTIONS. The Fund or its transfer agent will furnish the Company or its designee written notice of any dividends or other distributions payable on the shares of each Portfolio, via email, which email addresses shall be provided by the Company and updated by the Company as necessary. Dividends and distributions with respect to a Portfolio will be automatically reinvested in additional shares of the Portfolio held by the T/A Account(s) and the Fund or its transfer agent will notify the Company or its designee as to the number of shares so issued.

     G. ACTIVITY REPORTING AND VERIFICATION. The Fund or its transfer agent will deliver to the Company or its designee in writing, via facsimile or other method agreed upon by the parties (e.g., DST Vision) a statement for the preceding calendar month reflecting the shares of each Portfolio held by the T/A Account(s) as of the end of such preceding month and all purchases, exchanges and redemptions by the Company of shares of a Portfolio during such preceding month. The Company will, immediately upon receipt of any activity or position file concerning a T/A Account, verify the information contained therein against the information contained on the Company's record-keeping system and immediately advise the Fund or its transfer agent, in writing, of any discrepancies between such information. The Fund and the Company will cooperate to resolve any such discrepancies as soon as reasonably practicable.

     H. PROCESSING ADJUSTMENTS. In the event of any error or delay with respect to these Manual Procedures that is caused by the Fund or its transfer agent, the Fund will make any adjustments on its (or its transfer agent's) recordkeeping system necessary to correct such error or delay. The Company will make the corresponding adjustments on its record-keeping system. The Company and the Fund will each provide the other with prompt notice of any errors or delays of the type referred to in these Manual Procedures.